UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2021 (July 28, 2021)

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices, and Zip Code)

(212) 798-6100
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange

8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange

8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange

8.25% Fixed Rate Series C Cumulative Perpetual Redeemable Preferred Shares	FTAI PR C	New York Stock Exchange

Introductory Note

This Current Report on form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Fortress Transportation and Infrastructure Investors LLC (the “Company”) with the Securities and Exchange Commission on July 29, 2021 (the “Original Report”). In the Original Report, the Company disclosed, among other things, the closing on July 28, 2021 of the Membership Interest Purchase Agreement (the “Purchase Agreement”) with United States Steel Corporation (the “Seller”), pursuant to which, Percy Acquisitions LLC purchased 100% of the equity interests of the Seller’s wholly owned short-line railroad subsidiary, Transtar, LLC (“Transtar”) from the Seller, for a cash purchase price of $640 million, subject to certain customary adjustments set forth in the Purchase Agreement. This Amendment is being filed to provide the historical condensed consolidated financial information of Transtar and the unaudited pro forma condensed combined financial information of the Company required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Original Report. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Report.

Item 7.01    Regulation FD Disclosure.

In addition to the historical condensed consolidated financial information of Transtar and the unaudited pro forma condensed combined financial information filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Amendment, the Company has prepared, and has furnished as Exhibit 99.3 to this Amendment, certain supplemental non-GAAP financial information.

The information in Item 7.01 of this Amendment and Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The historical condensed consolidated financial statements of Transtar as of and for the six months ended June 30, 2021 (unaudited), and for the year ended December 31, 2020, are filed as Exhibit 99.1 to this Amendment and are incorporated herein by reference. The consent of Ernst & Young LLP, Transtar’s independent auditors, is attached as Exhibit 23.1 to this Amendment.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information, including the unaudited pro forma condensed combined balance sheet as of June 30, 2021, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and related notes showing the pro forma effects of the Company's acquisition of Transtar and related financing transactions (the “Transactions”) are filed as Exhibit 99.2 to this Amendment and are incorporated herein by reference. This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been if the Transactions been consummated on the dates indicated, nor are they necessarily indicative of what the financial position or results of operations of the Company will be in future periods.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.
99.1
Audited consolidated financial statements of Transtar and the related notes thereto for the year ended December 31, 2020 and unaudited consolidated financial statements of Transtar as of and for the six months ended June 30, 2021.

99.2
Unaudited pro forma condensed combined financial information of the Company, which includes the unaudited pro forma condensed combined balance sheet as of June 30, 2021, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

99.3	Unaudited supplemental non-GAAP financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Eun Nam
	Name:	Eun Nam
	Title:	Chief Accounting Officer

Dated: September 8, 2021